UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 20, 2011

Cano Petroleum, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32496	77-0635673
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6500 North Belt Line Road, Suite 200, Irving, Texas		75063
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (214) 687-0030

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01                                             Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On December 20, 2011, the board of directors of Cano Petroleum, Inc. (“Cano”) approved and authorized Cano to take definitive action to cause the voluntary delisting of its common stock, par value $0.0001 per share (the “Common Stock”), on NYSE Amex (the “Exchange”). Such determination was based upon the inability of Cano to regain compliance with the Exchange's continued listing standards consistent with the plan it previously submitted to the Exchange and within the time frame allotted by the Staff of the Exchange. On December 21, 2011, Cano notified the Exchange of its intention to file, on or about January 3, 2012, a Form 25 with the Securities and Exchange Commission to voluntarily delist the Common Stock.  Cano anticipates that the Form 25 will become effective 10 days after the date of filing and, accordingly, expects that the last day of trading the Common Stock on the Exchange will be on or about January 13, 2012.  Cano anticipates that following the delisting from the Exchange, the Common Stock will be quoted on the OTC Pink market, a centralized electronic quotation service for over-the-counter securities, so long as market makers demonstrate an interest in trading the Common Stock.  Cano anticipates that its continued trading will be under a newly assigned trading symbol.  Cano can provide no assurance that trading of the Common Stock will continue in the OTC Pink market or in any other forum.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANO PETROLEUM, INC.

Date: December 21, 2011
	By:	/s/ John H. Homier
John H. Homier
Chief Financial Officer